FORM OF
INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made as of this ___ day of ___________, 2020 (“Agreement”), by and between Bryn Mawr Bank Corporation (the “Company”) and _____________________________(“Indemnitee”).

WHEREAS, Indemnitee has served as an officer of the BMT Multi-Cap Fund (the “Fund”), for which BMT Investment Advisers, an affiliate of the Company, serves as investment adviser; and

WHEREAS, effective April 27, 2020 (the “Effective Date”), the Fund was liquidated; and

WHEREAS, Indemnitee may be subjected to claims, suits or proceedings arising as a result of the liquidation or his or her Corporate Status (as defined below) with the Fund; and

WHEREAS, the Company wishes to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent permissible by law, provided that those expenses and costs exceed the limits of insurance coverage available to the Indemnitee related to his or her service as an officer of the Fund, the Company or an affiliate of the Company; and

WHEREAS, Indemnitee wishes to accept such indemnification; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a)"Corporate Status" means the status of a person as a current or former officer or trustee of the Fund.
(b)"Effective Date" has the meaning set forth in the recitals.
(c)"Expenses" shall include all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, and shall be deemed to include in addition to the foregoing a charge for Indemnitee's own time in connection therewith at a hourly rate that would be charged for his or her time as an expert witness or corporate consultant, whichever is greater.
(d)"Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, in each case related to or arising in connection with the liquidation or an individual’s Corporate Status with the Fund.

Section 2.    Indemnification and Insurance.

(a)Indemnitee understands and agrees that it must first pursue repayment of Expenses with the insurance company providing any available insurance coverage to Indemnitee related to his or her service as an officer or director of the Company or an affiliate of the Company (the “BMT Insurance”), and then with the insurance company providing tail insurance coverage to the Indemnitee related to his or her service as an officer of the Fund (the "Tail Insurance Policy" and together with any available BMT Insurance, the “Insurance Policies”). The exhaustion of insurance proceeds under the Insurance Policies is a condition to the Company's obligations to provide indemnification required by this Agreement. As such, Indemnitee shall notify the Company of a claim for indemnification under this Agreement in accordance with Section 3 hereof following exhaustion of proceeds under the Insurance Policies. Upon receipt of such notice, the Company shall proceed with the advancement of Expenses in accordance with this Agreement.

(b)The Company shall indemnify, and advance Expenses to, Indemnitee (i) as provided in, and subject to the conditions of, this Agreement and (ii) to the fullest extent permitted by law or regulation in effect on the date hereof and as amended from time to time; provided, however, that no change in applicable law or regulation shall have the effect of reducing the benefits available to Indemnitee hereunder based on applicable law and regulation as in effect on the date hereof.

(c)Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of his or her Corporate Status with the Fund, he or she is named as a defendant, or called to give testimony, or otherwise involved in any Proceeding. Pursuant to this Section 2, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf ("Indemnified Amounts") in connection with a Proceeding by reason of his or her Corporate Status with the Fund unless, with respect to such Proceeding, he or she shall have been found by a court of competent jurisdiction in a final, non-appealable order or judgment not to have acted consistent with the standards of conduct applicable to the indemnification of corporate officers pursuant to the Delaware General Corporation Law as in effect on the date hereof or as amended from time to time ("Final Determination "); provided, however, that no change in law or regulations shall have the effect of reducing the benefits available to Indemnitee hereunder based on such law or regulations in effect on the date hereof. Indemnitee shall be presumed to have met the standard of conduct referenced herein and not to have engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or office ("disabling conduct") unless there shall have been a finding to the contrary in a Final Determination. Indemnitee agrees that the Company shall have the right to seek reimbursement from Indemnitee of any Expenses the Company has advanced to Indemnitee or Indemnified Amounts the Company has paid to or on behalf of Indemnitee in the event of a Final Determination with respect to Indemnitee and Indemnitee agrees to repay to the Company on demand such Expenses or Indemnified Amounts in this event.

(d)Notwithstanding anything in this Agreement to the contrary, Indemnitee acknowledges and agrees that the Company’s obligation to indemnify and advance Expenses to Indemnitee shall be limited to a per-Proceeding cap and an aggregate cap. Each cap takes into account the advances for Expenses to all directors/trustees and officers of the Fund that have entered into similar indemnification agreements with the Company (collectively, the “Fund Indemnitees”). For each Proceeding to which the Indemnitee is subject, the Company’s obligation to indemnify shall be limited to $2 million in the aggregate, to be allocated amongst all Fund Indemnitees subject to such Proceeding, and paid out to the Fund Indemnitees on a “first come first serve” basis. Additionally, the Company’s aggregate obligation to indemnify Fund Indemnitees is $3 million (the “Aggregate Cap”), which means that regardless of the number of Proceedings for which the Company advances Expenses to Fund Indemnitees, and the aggregate liability related thereto, the Company’s indemnity obligation under this Agreement shall cease at the time the Company has advanced $3 million in total to one or more Fund Indemnitees, which may, but need not, include Indemnitee.

Section 3.    Procedure for Advancement of Expenses and Indemnification.

(a)Following exhaustion of the proceeds of the Insurance Policies, the Indemnitee will be entitled to seek payment of Expenses by Company. Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, within thirty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

(b)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, detailing all amounts for which Indemnitee seeks indemnification pursuant to the terms of this Agreement. The Company shall provide indemnification for all such amounts within thirty days of receiving Indemnitee's written request, which will include reasonable evidence of amounts incurred.

Section 4.    Presumptions and Effect of Certain Proceedings.

(a)In making a determination with respect to entitlement to indemnification hereunder, (i) the person making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3 of this Agreement, and (ii) the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.
(b)The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

Section 5.    Remedies of Indemnitee.

(a)In the event that (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3, or (iii) payment of indemnification is not made within twenty business days after receipt by the Company of a written request there for, and Indemnitee desires to dispute such matter, Indemnitee shall issue a written notice to the Company setting forth in particular the disputed issue and desired result (the “notice of dispute”). The parties shall then endeavor in good faith to come to an agreement with respect to the matter at issue. In the event the parties are unable to reach an agreement within thirty (30) days after the notice of dispute is delivered, the parties agree to first submit such dispute to mediation before a mediator acceptable to both parties, who shall promptly conduct mediation. The mediator shall be chosen from the CPR Institute for Dispute Resolution or the American Arbitration Association (“AAA”). In the event the parties cannot agree on an acceptable mediator within forty five (45) days after notice of dispute is delivered, the parties shall submit the matter to AAA for appointment of a qualified mediator by AAA. The parties agree to divide all costs and fees of the mediation equally. In the event that the dispute is not resolved within sixty (60) days after the day the parties first meet with a mediator, or in the event that the mediator certifies that further mediation proceedings are fruitless, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advancement of Expenses.

(b)In any judicial proceeding commenced pursuant to this Section 5 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)In the event that Indemnitee, pursuant to this Section 5, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 1) actually and reasonably incurred by him or her (including charges for his or her time as contemplated by the definition of " Expenses" in Section 1) in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

Section 6.    Non-Exclusivity; Insurance; Subrogation; Exclusions.

(a)The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, or otherwise and such rights shall not apply to, or be deemed in any way to limit, the rights granted under this Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.

(b)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 7. Assignment. The rights and obligations of the Company created hereunder may not be assigned, transferred, pledged, or hypothecated in any manner, other than by operation of law to a successor-in-interest of the Company, without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld. This Agreement shall be binding upon the successors-in-interest, assigns and controlling persons of the Company.

Section 8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 9.    Exception to Right of Indemnification or Advancement of Expenses.

(a)Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any proceeding brought by Indemnitee, unless the bringing of such proceeding or making of such claim is pursuant to Section 5 hereof.

(b)Notwithstanding any other provision of this Agreement, the Company shall not indemnify or advance Expenses to Indemnitee if doing so would protect Indemnitee against liability to the Fund or its stockholders to the extent Indemnitee shall have been found by a court of competent jurisdiction in a final, non-appealable order or judgment to have acted in willful misfeasance, bad faith, or gross negligence, in the performance of Indemnitee's duties, or by reason of Indemnitee's reckless disregard of his or her obligations and duties under this Agreement.
Section 10. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 11. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 13. Notice by Indemnitee. Indemnitee shall notify the Company in writing within three business days upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advance of Expenses covered hereunder.

Section 14. Termination. This Agreement shall automatically terminate on the earlier of (i) the Company’s payments to Fund Indemnitees having reached the Aggregate Cap as set forth in Section 2(d), and (ii) the six-year anniversary of the date of this Agreement.

Section 15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) sent via overnight delivery, signature required, through a nationally recognized overnight courier (such as FedEx, UPS, DHL, or similar service), when actually received, or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)If to Indemnitee, to:

_________________________
_________________________
_________________________

(b)If to the Company to:

Bryn Mawr Bank Corporation
801 Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
Attention: President – Wealth Management Division

with a copy to:

Bryn Mawr Bank Corporation
801 Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 16. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BRYN MAWR BANK CORPORATION By: _________________________________ Name: Title:
INDEMNITEE: ____________________________________ Name: